Exhibit 10.4

TRANSPORTATION SERVICE AGREEMENT No. 101

Orwell-Trumbull Pipeline CO., LLC

THIS AGREEMENT, made and entered into as of the 15 day of January, 2009, by and between ORWELL-TRUMBULL PIPELINE CO., LLC. (“Company”) and JOHN D. OIL & GAS MARKETING, LLC (“Customer”).

WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Section 1. Transportation Service to be Rendered. In accordance with the provisions of the effective applicable transportation service provisions of Company’s Tariff, on file with the Public Utilities Commission of Ohio (PUCO), and the terms and conditions herein contained, Company shall receive the quantities of gas requested by Customer to be transported and shall redeliver said gas to Customer’s Delivery Point(s). The Point(s) of Receipt and Customer’s Delivery Point(s) to be identified in Attachments Band C respectively.

Section 2. Incorporation of Tariff Provisions. This Transportation Service Agreement shall be subject to the provisions of the Company’s Tariff PUCO No.1, as the same may be amended or superseded from time to time, which is incorporated herein by this reference.

Section 3. Regulation. This Transportation Service Agreement is contingent upon the receipt and continuation of all necessary regulatory approvals and authorizations. This Agreement shall become void or expire, as appropriate, if any necessary regulatory approval or authorization is not so received or continued.

Section 4. Term. This Transportation Service Agreement shall become effective as of the Customer’s February, 2009 billing cycle following its execution and shall continue through the last day of Customer’s March, 2015 billing cycle, provided however, that the Agreement shall continue in effect after that date on a year-to-year basis with each term ending on the last day of Customer’s March billing cycle, unless terminated in accordance with this section.

Company may terminate this Transportation Service Agreement effective as of the end of Customer’s applicable March billing cycle consistent with the above terms, upon written notice to Customer on or before the preceding January 2.

Customer may terminate this Agreement, effective as of the end of the applicable March billing cycle consistent with the above terms, or request a change in the level or quality of service, upon written notice to Company on or before the preceding January 2. Company will approve or deny any request by Customer to change the level or quality of service, to be effective as of the beginning of its April billing cycle, on or before the preceding January 2, or as soon thereafter as practicable.

Section 5. Notices. Any notices, except those relating to billing or interruption of service, required or permitted to be given hereunder shall be effective only if delivered personally to an officer or authorized representative of the party being notified, or if mailed by certified mail to the address provided in Section 7 of this Agreement.

Section 6. Cancellation of Prior Agreements. This agreement supersedes and cancels, as of the effective date herein, any previous service agreements between the parties hereto.

TRANSPORTATION SERVICE AGREEMENT No. 101

Orwell-Trumbull Pipeline CO., LLC

Section 7. Conditions of Service

Quality of Service: FIRM

Balancing Time Period: Monthly

Rates: For incremental loads per Attachment A

NOTICES:

To Orwell-Trumbull:	To Customer:
Orwell-Trumbull Pipeline Co. LLC 8500 Station Street Suite 315 Mentor, OH 44060 Attention: Customer Service Phone: 440-205-4600 Fax: 440-205-8680 E-Mail: bwollet@cobrapipeline.com	John D. Oil and Gas Marketing, LLC 3511 Lost Nation Rd Suite 201 Willoughby, OH 44094 Attention: Supply Services Phone: 440-269-8778 Fax: 440-255-1985 E-Mail: lmolnar@johndoilandgas.com

IN WITNESS WHEREOF, the parties hereto have accordingly and duly executed this Agreement as of the date hereinafter first mentioned.

JOHN D. OIL AND GAS MARKETING, LLC	ORWELL-TRUMBULL PIPELINE CO., LLC

By: /s/ Leslie Molnar	By: /s/ Brian Wollett

Print Name: Leslie Molnar	Print Name: Brian Wollett

Title: Marketing Manager	Title: Supply Analyst

Date: 1/15/2009	Date: 1/15/2009

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